UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
NORWOOD FINANCIAL CORP
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

March 18, 2025

Dear Stockholder:

On behalf of the Board of Directors and management of Norwood Financial Corp, I cordially invite you to attend our 2025 Annual Meeting of Stockholders. This year’s Annual Meeting will be held in a virtual meeting format only on Tuesday, April 22, 2025, at 11:00 a.m., local time. You will be able to attend the Annual Meeting virtually and vote and submit questions during the virtual Annual Meeting by visiting meetnow.global/MUGA5N4, and by following the instructions in the Proxy Statement.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business we expect to act upon at the Annual Meeting. I will also report on our operations. You will be asked to (i) elect the Board’s four nominees for director; and (ii) ratify the appointment of S.R. Snodgrass, P.C. as our independent auditors for the fiscal year ending December 31, 2025. The Board of Directors unanimously recommends that you vote FOR each of the nominees, and FOR proposal II.

Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. Stockholders of record may vote by returning the enclosed Proxy Card. Stockholders may also vote by telephone or over the internet by following the instructions on the Proxy Card.

Sincerely,
James O. Donnelly President and Chief Executive Officer

[THIS PAGE INTENTIONALLY LEFT BLANK]

NORWOOD FINANCIAL CORP

717 MAIN STREET

HONESDALE, PENNSYLVANIA 18431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2025

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Norwood Financial Corp (the “Company”) will be held in a virtual format only on Tuesday, April 22, 2025, at 11:00 a.m., local time. You can virtually attend the live webcast of the Annual Meeting at meetnow.global/MUGA5N4, and by following the instructions in the Proxy Statement. There is no physical location for the Annual Meeting. The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	To elect three directors; and

2.	To ratify the appointment of S.R. Snodgrass, P.C. as our independent auditors for the fiscal year ending December 31, 2025.

All as set forth in the Proxy Statement accompanying this notice, and to transact any other business that may properly come before the Annual Meeting. The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 4, 2025, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

A copy of our Annual Report to Stockholders and Form 10-K for the fiscal year ended December 31, 2024, is enclosed.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders whose shares are held in registered form have a choice of voting by proxy card, telephone or the Internet, as described on your proxy card. Stockholders whose shares are held in the name of a broker, bank or other holder of record must vote in the manner directed by such holder. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which voting options are available to you. Any stockholder of record attending the virtual Annual Meeting may withdraw his or her proxy and vote personally on any matter properly brought before the virtual Annual Meeting. If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote at the virtual Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

John M. McCaffery Secretary

Honesdale, Pennsylvania

March 18, 2025

Important Notice Regarding Internet Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on April 22, 2025.

The Proxy Statement and Annual Report to Stockholders and Form 10-K

are available on the Shareholders Services Page of our website at

www.waynebank.com/shareholder-services

i

PROXY STATEMENT

OF

NORWOOD FINANCIAL CORP

717 MAIN STREET

HONESDALE, PENNSYLVANIA 18431

ANNUAL MEETING OF STOCKHOLDERS

APRIL 22, 2025

GENERAL

This proxy statement and the accompanying proxy card are first being distributed to stockholders of Norwood Financial Corp (the “Company”) on or about March 18, 2025, in connection with the solicitation by our Board of Directors of proxies for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) which will be held in a virtual format only on Tuesday, April 22, 2025, at 11:00 a.m., local time. You can virtually attend the live webcast of the Annual Meeting at meetnow.global/MUGA5N4, and by following the instructions in the Proxy Statement. There is no physical location for the Annual Meeting.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $0.10 par value (the “Common Stock”), as of the close of business on March 4, 2025 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 9,262,592 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented.

How to Vote at the Annual Meeting

You may vote your shares by Internet, telephone, regular mail or at the virtual Annual Meeting. Each of these voting options is described on your proxy card or Notice. You should complete and return your proxy card, or vote using the Internet or telephone voting options, in order to ensure that your vote is counted at the virtual Annual Meeting, or at any adjournment of the Annual Meeting, regardless of whether you plan to attend the Annual Meeting. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted “FOR” the election of the four director nominees named in this Proxy Statement and “FOR” the ratification of the appointment of S.R. Snodgrass, P.C. as our independent auditors for the fiscal year ending December 31, 2025.

Registered stockholders can vote online by visiting www.investorvote.com/nwfl and following the on-screen instructions. The Notice previously provided to you contains the necessary codes required to vote online or by telephone. If you wish to vote by telephone, please call the toll-free number on the enclosed proxy card and follow the instructions in the recorded message. You may also vote by mail by completing, signing, dating and returning the enclosed proxy card in the envelope provided.

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings of Company stock, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 17, 2025. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

COMPANY Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Board of Directors’ form of proxy will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Board of Directors’ form of proxy on the new Annual Meeting dates as well, unless you have revoked your proxy or the Board of Directors sets a new record date. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, use the Internet or telephone voting options explained on the proxy card or vote during the virtual Annual Meeting. Attendance at the virtual Annual Meeting will not by itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

Internet Access to Proxy Materials

Copies of this Proxy Statement and the Annual Report and Form 10-K for the fiscal year ended December 31, 2024, are available on the Shareholder Services page of the Company’s website at www.waynebank.com/shareholder-services. Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form. Stockholders of record can make this election by calling toll-free to 1 (800) 598-5002, sending an email to info@waynebank.com, or by following the instructions on the Shareholder Services page at www.waynebank.com/shareholder-services. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

Participants in the Wayne Bank Employee Stock Ownership Plan

The enclosed proxy card also serves as a voting instruction form for participants in the Wayne Bank Employee Stock Ownership Plan (the “ESOP”), and reflects all shares participants may vote under the ESOP. ESOP participants may also give voting instructions by telephone or by internet as provided in the form. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her ESOP account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as the shares for which the trustees have received timely voting instructions, provided that in the absence of any voting directions as to allocated stock, the Board of Directors of Wayne Bank will direct the ESOP trustees as to the voting of all shares of stock in the ESOP. The deadline for returning your voting instruction form to the ESOP trustees by mail is April 17, 2025.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting. If you return valid proxy instructions or attend the virtual Annual Meeting online, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting. Under Pennsylvania law, if a proxy casts a vote for a matter on the agenda, the stockholder represented by that proxy is considered present for purposes of a quorum. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of a nominee or withhold your vote from a nominee. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of S.R. Snodgrass, P.C. as our independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission regarding their ownership. A person is the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power over the shares or has the right to acquire beneficial ownership of the shares at any time within 60 days from March 4, 2025 (the “Record Date”). The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock as well as directors, nominees and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	562,276	(3)	7.0%
Wellington Management Group LLP. 280 Congress Street Boston, Massachusetts 02210	618,052	(4)	6.8%
All directors, nominees and executive officers as a Group (13 persons)	764,368	(5)(6)(7)	8.2%

(1)

For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if he or she shares voting or investment power with respect to such shares or has the right to acquire beneficial ownership within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named persons or group exercise sole voting or investment power over the shares of Common Stock.

(2)

In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any shares which the individual or group have the right to acquire within 60 days of the Record Date through the exercise of options or otherwise.

(3)	Based on a Schedule 13G filed on January 26, 2024.
(4)	Based on a Schedule 13G filed on February 10, 2025.
(5)

Unless otherwise noted, the directors, executive officers and group named in the table have sole or shared voting power or investment power with respect to the shares listed in the table. The share amounts include shares of Common Stock that the following persons may acquire through the exercise of stock options within 60 days of the Record Date: Dr. Andrew A. Forte – 1,300; Meg L. Hungerford – 1,300; Kevin M. Lamont – 1,300; Ralph A. Matergia – 1,300; Dr. Kenneth A. Phillips – 1,300; and Vincent G. O’Bell – 6,750.

(6)	Excludes shares of restricted stock awarded under the Company’s 2014 and 2024 Equity Incentive Plans that have not yet vested.
(7)

Excludes 82,706 shares of Common Stock held under the Wayne Bank Employee Stock Ownership Plan (“ESOP”) for which such individuals serve as the ESOP trustees. Such shares are voted by the ESOP trustees in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duty of the trustees. Beneficial ownership is disclaimed with respect to such ESOP shares held in a fiduciary capacity.

PROPOSAL I - ELECTION OF DIRECTORS

The Board of Directors currently consists of ten (10) members, each of whom also serves as a director of our principal subsidiary, Wayne Bank (the “Bank”). Our Articles of Incorporation provide that the Board of Directors must be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, each of the successors of the directors whose terms expire at the meeting will be elected to serve for a term of three years expiring at the third annual meeting of stockholders following the annual meeting of stockholders at which the successor director was elected.

Dr. Andrew A. Forte, Ralph A. Matergia and Alexandra K. Nolan (collectively, the “Nominees”) have been nominated by the Board of Directors for terms of three years each. The Nominees currently serve as directors of the Company and have consented to serve, if elected.

The persons named as proxies in the Board of Directors’ form of proxy intend to vote for the election of the Nominees, unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the Board of Directors’ form of proxy to vote for the election of such person as may be recommended to the Board of Directors by the Nominating Committee of the Board. If there is no substitute nominee, the size of the Board of Directors may be reduced.

The following table sets forth the names, ages, positions with the Company, terms and length of board service, number of shares owned and percentage ownership of the Common Stock for: (i) each of the persons nominated for election as directors of the Company at the Annual Meeting; (ii) each other director of the Company who will continue to serve as director after the Annual Meeting; and (iii) each executive officer who is not a director. Beneficial ownership of the directors and executive officers of the Company as a group is also set forth below.

Name and Position(s) with Company	Age(1)	Year First Elected or Appointed(2)	Current Term Expires	Common Stock Beneficially Owned as of Record Date(3)(4)		Percent of Class
BOARD NOMINEES FOR TERMS TO EXPIRE IN 2028
Dr. Andrew A. Forte Director and Vice Chairman of the Board	66	2007	2025	24,205		*
Ralph A. Matergia Director	75	2004	2025	26,403	(5)	*
Alexandra K. Nolan Director	67	2020	2025	283,702	(5)	3.1%

DIRECTORS CONTINUING IN OFFICE
Kevin M. Lamont Director	66	2011	2026	136,008	(5)	1.5%
Dr. Kenneth A. Phillips Director	74	1988	2026	15,690		*
Jeffrey S. Gifford Director	69	2020	2026	148,725	(5)	1.6%
James O. Donnelly President and Chief Executive Officer	57	2022	2027	7,936		*
Lewis J. Critelli Chairman of the Board and Director	65	2009	2027	67,679		*
Meg L. Hungerford Director	48	2017	2027	7,118		*
Ronald R. Schmalzle Director	64	2024	2027	16,446	(5)(6)	*

Name and Position(s) with Company	Age(1)	Year First Elected or Appointed(2)	Current Term Expires	Common Stock Beneficially Owned as of Record Date(3)(4)		Percent of Class
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
John M. McCaffery Executive Vice President, Chief Financial Officer and Secretary	60	Na	Na	3,000		*
John F. Carmody Executive Vice President and Chief Credit Officer	55	Na	Na	19,578		*
Vincent G. O’Bell Executive Vice President and Chief Lending Officer	63	Na	Na	9,878		*
All directors, nominees and executive officers as a group (13 persons)				764,368		8.2%

*	Less than 1% of the Common Stock outstanding.
(1)	As of December 31, 2024.
(2)	Refers to the year the individual first became a director of the Company or the Bank.

(3)

Unless otherwise noted, the directors, executive officers and group named in the table have sole or shared voting power or investment power with respect to the shares listed in the table. The share amounts include shares of Common Stock that the following persons may acquire through the exercise of stock options within 60 days of the Record Date: Dr. Andrew A. Forte – 1,300; Meg L. Hungerford – 1,300; Kevin M. Lamont – 1,300; Ralph A. Matergia – 1,300; Dr. Kenneth A. Phillips – 1,300; and Vincent G. O’Bell – 6,750.

(4)	Excludes shares of restricted stock awarded under the Company’s 2014 and 2024 Equity Incentive Plans that have not yet vested.
(5)

Excludes 82,706 shares of Common Stock held under the Wayne Bank Employee Stock Ownership Plan (“ESOP”) for which such individuals serve as the ESOP trustees. Such shares are voted by the ESOP trustees in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duty of the trustees. Beneficial ownership is disclaimed with respect to such ESOP shares held in a fiduciary capacity.

(6)	Appointed to the Board of Directors of the Company and the Bank on July 16, 2024.

Biographical Information

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director for the Company.

Nominees for Director

Dr. Andrew A. Forte is the President of Forte, Inc., a family-owned corporation which operates the Stroudsmoor Country Inn, a hospitality and banquet facility in Stroudsburg, Pennsylvania. He has a Doctoral Degree in management from the Lubin School of Business, Pace University. He is a Certified Public Accountant, who practiced public accountancy with KPMG as an Audit Manager through June 1985. His financial and accounting background brings valuable expertise to the Board and his participation in our local community for over 40 years brings knowledge of the local economy and business opportunities for the Bank.

Ralph A. Matergia is a founding partner of the law firm of Matergia and Dunn in Stroudsburg, Pennsylvania with which he has practiced for over 50 years. Previously, he had served as Solicitor for the Monroe County Treasurer for over 30 years. He also served as the Solicitor for the Borough of Stroudsburg from 1979 to 2016. His participation in our local community for over 48 years brings knowledge of the local economy and business opportunities for the Bank.

Alexandra K. Nolan was appointed to the Board of Directors upon the completion of the Company’s acquisition of UpState New York Bancorp, Inc. on July 7, 2020. Prior to the merger, she served as a director on the Board of UpState New York Bancorp, Inc. and USNY Bank since 2010, and was Vice Chairwomen since 2016. Ms. Nolan previously served as Editorial Finance Manager of Time Warner’s LIFE Magazine. She has also previously served as the director of Branch Analysis and Planning for Shearson/Lehman Brothers and as an analyst with the Government Affairs Office of American Express Company. Her participation in her local community for over 33 years brings knowledge of the local economy and business opportunities for the Bank.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

Continuing Directors

Kevin M. Lamont was appointed to the Board of Directors upon the completion of the Company’s acquisition of North Penn Bancorp, Inc. on May 31, 2011. Prior to the merger, he served as the Chairman of the Board of North Penn Bancorp, Inc. and North Penn Bank. He is also President of Lamont Development Company, Inc. Mr. Lamont developed, owned and operated two major assisted living communities in Northeast Pennsylvania. Mr. Lamont has been a licensed Nursing Home Administrator in Pennsylvania since 1980 and has extensive experience in all aspects of business management and finance. His participation in our local community for over 44 years brings knowledge of the local economy and business opportunities for the Bank.

Dr. Kenneth A. Phillips is a retired optometrist. Dr. Phillips has in-depth knowledge of the Bank’s market area and is active in various community activities. His participation in our local community for over 49 years brings knowledge of the local economy and business opportunities for the Bank.

Jeffrey S. Gifford was appointed to the Board of Directors upon the completion of the Company’s acquisition of UpState New York Bancorp, Inc. on July 7, 2020. Prior to the merger, he served as the Chairman of the Board of UpState New York Bancorp, Inc. since 2016 and Chairman of the Board of USNY Bank since 2015. Mr. Gifford is the Chairman and Chief Executive Officer of The Birkett Mills, a manufacturer of buckwheat and wheat products for wholesale and retail customers, with mills located in Penn Yan and King Ferry, New York. Mr. Gifford previously served as the Chief Executive Officer of Crooked Lake Management, Inc., which is the holding company for Carey’s Lumber & Building Supply and Carey’s True Value, both located in Penn Yan, New York, from 1991 to 2016. He has also previously served as President and Chairman of the Genesee Reserve Supply company in Rochester, New York, as well as Chairman of the Yates County Industrial Development Agency. His strong local ties, business experience, financial background and his participation in his local community for over 33 years, brings knowledge and business opportunities to the Bank.

James O. Donnelly became President and Chief Executive Officer of the Company on May 9, 2022. On May 10, 2022, Mr. Donnelly was appointed to the Board of Directors of the Company. Mr. Donnelly joined the Company with over 30 years of banking experience, most recently with Bangor Savings Bank where he served as its Executive Vice President and Chief Commercial Officer. Mr. Donnelly brings to the chief executive officer role substantial experience and leadership skills in the areas of commercial lending, retail and mortgage banking, credit, financial management, wealth management and franchise growth through acquisition and market expansion. Mr. Donnelly has a long and distinguished history of community service, including in the areas of healthcare, higher education and the United Way.

Lewis J. Critelli was appointed as Chairman of the Board of Directors of the Company and the Bank on April 26, 2022. Mr. Critelli retired as President and Chief Executive Officer of the Company and the Bank on May 9, 2022, after a long and distinguished banking career of over forty years. He joined the Bank in 1995 as Chief Financial Officer and had served as President and CEO for both the Company and the Bank since 2010. Under his leadership, the Company had three successful acquisitions and expanded into new markets in Pennsylvania and Upstate New York.

Meg L. Hungerford serves as the School Business Manager for the Walton, New York, Central School District. Ms. Hungerford also serves as Board Treasurer of Headwaters Emergency Medical Services, Inc., a non-profit emergency services organization. Previously she has served as the Director of Finance for the City of Oneonta, New York from 2009 to 2019. She also currently serves as a Director for NYMIR – the New York Municipal Insurance Reciprocal. Ms. Hungerford served on the board of directors and audit committee of Delaware Bancshares, Inc. and its wholly owned subsidiary, The National Bank of Delaware County, from 2010 until their acquisition by the Company in July 2016. Her public service and involvement in her community for over 27 years provides knowledge of the local economy and business opportunities and make her a valuable contributor to the Board.

Ronald R. Schmalzle was appointed to the Board of Directors in July of 2024, and is also currently serving his second term as a Pike County Commissioner. He is President, Co-Owner of Recreation Management Corp., dba Ski Big Bear at Masthope Mountain and Costa’s Family Fun Park and also a consultant and former Executive Director for Camping Management Corp. Schmalzle brings extensive board experience to Norwood, holding former positions with various organizations, including the Pike County Hotel Tax Board, the Board of Trustees of the Wayne Memorial Hospital and Wayne Memorial Healthcare Systems, the Pike County United Way, the Pike Marcellus Shale Task Force Economic Committee, and currently the Pike County Planning Commission, and Pike Conservation district. In 2018, Schmalzle was honored with The Richard L. Snyder Excellence in Business Award, which recognizes outstanding corporate philanthropic leaders in Pike County.

Business Background of Our Executive Officers Who Are Not Directors

The business experience for the past five years of each of the Company’s executive officers who is not a director is set forth below. Unless otherwise indicated, the executive officer has held his position for the past five years.

John M. McCaffery was named Executive Vice President and Chief Financial Officer of the Company and the Bank effective June 24, 2024. He has over 30 years of leadership and finance experience in various financial institutions, including two stints as CFO. His most recent position was Senior Vice President and Treasurer for Metropolitan Commercial Bank. Prior to that position, McCaffery served as Executive Vice President and Chief Financial Officer for Newtek Bank, N.A. and Bridge Bancorp. Upon the merger between Bridge Bancorp and Dime Community Bancorp, McCaffery was appointed Senior Executive Vice President and Chief Risk Officer.

John F. Carmody was named Chief Credit Officer in October 2013 and Executive Vice President in April 2015. Prior thereto, he had served as Senior Vice President, Senior Loan Officer and head of Commercial Banking since January 1, 2012. Prior to that time, he had served as a Commercial Loan Officer at the Bank since April 2001.

Vincent G. O’Bell was named Chief Lending Officer in April 2021 and Executive Vice President in December, 2022. Prior thereto, he had served as Senior Vice President, Commercial Loan Officer of the Bank since July 2016.

CORPORATE GOVERNANCE
Director Independence
The Board of Directors has determined that Directors Phillips, Matergia, Forte, Hungerford, Lamont, Gifford, Schmalzle and Nolan are independent under the independence standards of The Nasdaq Global Market on which the Common Stock is currently listed. In determining the independence of directors, the Board of Directors considered the deposit and loan relationships which various directors have with the Bank and certain business relationships between the Bank and organizations in which certain directors have an interest. In determining whether Mr. Matergia is independent, the Board of Directors considered work occasionally done by his law firm for the Bank but determined that due to the small volume of work done, his independence was not affected. There are no members of the Audit Committee who do not meet the independence standards of The Nasdaq Global Market for Audit Committee members, and no members of the Audit Committee are serving under any exceptions to these standards.
Code of Ethics
The Company has adopted a Code of Ethics, which applies to all directors, officers and employees of the Company and the Bank. The Code of Ethics is available on the Shareholder Services page of the Company’s website at
www.waynebank.com/shareholder-services
. It is expected that all directors, officers and employees act, in all matters, in accordance with the highest standards of personal and professional conduct in all aspects of their employment and association with the Company and the Bank, to comply with all applicable laws, rules and regulations and to adhere to all policies and procedures adopted by the Company and the Bank.
Board Leadership Structure and Role in Risk Oversight
Under the Board of Directors’ current leadership structure, the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals. Lewis J. Critelli serves as Chairman of the Board of Directors. Mr. Critelli does not serve in any executive capacity with the Company. The Company’s Chief Executive Officer is Mr. James O. Donnelly. Although the offices of Chairman of the Board and Chief Executive Officer are currently held by separate individuals, the Board of Directors has not made a determination that this is the appropriate leadership structure for the Board of Directors in all circumstances and reserves the right to combine these offices in the future if deemed appropriate under the circumstances.
The Board of Directors has general authority over the Company’s risk oversight function with authority delegated to various board committees to review risk management policies and practices in specific areas of the Company’s business. The Audit Committee is primarily responsible for overseeing the Company’s risk management. The Audit Committee works closely with officers involved in the risk management function including the internal audit staff who report directly to the Audit Committee.
Meetings and Committees of the Board of Directors
The Board of Directors conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Bank. During the fiscal year ended December 31, 2024, the Board of Directors of the Company held twelve regular meetings and two special meetings. The Board of Directors of the Bank held twelve regular meetings. Independent directors did not meet in executive session during the year ended December 31, 2024. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served during the fiscal year ended December 31, 2024.
Audit Committee
. The Audit Committee is comprised of Directors Forte, Phillips, Matergia, Hungerford and Gifford. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the listing requirements for The Nasdaq Global Market. The Board of Directors has adopted a charter for the Audit Committee which is available on the Shareholder Services page of our website at
www.waynebank.com/shareholder-services
. The Audit Committee is a standing committee and, among other matters, is responsible for developing and maintaining the Company’s audit program. The Audit Committee also meets with the Company’s independent auditors to discuss the results of the annual audit and any related matters.
In addition to regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Audit Committee met five times during the fiscal year ended December 31, 2024.

Compensation Committee
. The Compensation Committee consists of Directors Lamont, Matergia, Gifford and Nolan. This standing committee met one time during the fiscal year ended December 31, 2024 to review the compensation of the chief executive officer and other executive officers. The members of the Compensation Committee are independent in accordance with the listing requirements of The Nasdaq Global Market. The Board of Directors has adopted a charter for the Compensation Committee which is available on the Shareholder Services page of our website at
www.waynebank.com/shareholder-services
.
Audit Committee Financial Expert
The Board of Directors has determined that Dr. Andrew A. Forte, a member of the Company’s Audit Committee, is an “Audit Committee Financial Expert” as that term is defined in the Securities Exchange Act of 1934. The Board of Directors has also determined that Dr. Forte is independent as that term is used in the Securities Exchange Act of 1934.
Director Nomination Process
The Nominating Committee consists of Directors Lamont, Matergia, Nolan and Forte, each of whom is independent within the meaning of the rules of The Nasdaq Global Market. The Nominating Committee met once during the year ended December 31, 2024. The Board of Directors has adopted a charter for the Nominating Committee which is available on the Shareholder Services page of our website at
www.waynebank.com/shareholder-services
.
The Company does not currently pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Committee will consider persons recommended by stockholders of the Company in selecting the Committee’s nominees for election. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting Board nominees.
To be considered in the Committee’s selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the anniversary of the date the proxy statement for the previous year’s annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. The Committee believes potential directors should be stockholders, should have the highest personal and professional integrity and should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage. The Committee may consider diversity in market knowledge, background, experience, qualifications, and other factors as part of its evaluation of each candidate. The Board of Directors is committed to having diversity on the Board. The Board defines “diverse” to mean an individual who self-identifies as (i) Female, (ii) LGBTQ+, Black or African American, Hispanic, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander.
Stockholder Communications
The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. In addition, directors are accessible to stockholders on an informal basis throughout the year. The Board encourages, but does not require, directors to attend the Annual Meeting of Stockholders. All then-serving directors attended the 2024 Annual Meeting of Stockholders.

Employee, Officer and Director Hedging
The Company has not adopted an anti-hedging or anti-pledging policy which prohibits directors, executive officers or employees from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Company common stock. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an executive officer or director is not prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited.
The information provided under this Employee, Officer and Director Hedging section shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.
Practices Related to the Grant of Equity Awards
Under the Company’s practices, the approval of long-term equity incentive compensation for the Company’s regular annual equity awards is typically made at the Board of Directors meeting in December of each year. Neither the Board of Directors nor the Compensation Committee take into account material non-public
information when determining the timing or terms of equity awards, nor does the Company time disclosure of material non-public
information for the purpose of affecting the value of executive compensation.
Insider Trading Arrangements and Policies
The Company has adopted an Insider Trading Policy and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by its directors, senior officers and certain other employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Pursuant to SEC Regulations, a copy of the Company’s Insider Trading Policy was filed as an exhibit to the Company’s Annual Report on Form
10-K.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last two fiscal years by our principal executive office and the two other most highly compensated executive officers whose total compensation (excluding compensation attributable to non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2023, exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries. We do not have any plans providing for non-equity incentive compensation to the NEOs.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total
James O. Donnelly	2024	$538,000	$134,500	$161,402	$—	$—	$40,795	$874,697
President and	2023	$478,125	$115,000	$191,188	$—	$—	$32,122	$816,435
Chief Executive Officer
Vincent G. O’Bell	2024	$241,500	$58,000	$40,875	$—	$—	$32,411	$372,786
Chief Lending Officer	2023	$230,000	$49,200	$44,490	$—	$—	$31,112	$354,802
John F. Carmody(3)	2024	$235,326	$56,332	$40,875	$—	$—	$33,629	$291,658
Executive Vice President,
Chief Credit Officer

(1)

Based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. For assumptions used in determining the grant date for value of the options and restricted stock awards, see Note 12 of Notes to the Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The fair value of restricted stock awards is equal to the market value of the Common Stock underlying the award on the date of grant.

(2)	All other compensation for 2024 consists of the following:

	401(k) Matching Contributions	Life Insurance Paid	Club Dues	Automobile Allowance	Total*
James O. Donnelly	$31,050	$2,396	2,317	$5,032	$40,795
Vincent G. O’Bell	24,015	2,396	—	6,000	32,411
John F. Carmody	23,453	2,396	1,780	6,000	33,629

(3)	Mr. Carmody was not an NEO in 2023.
*	Excludes the value of certain perquisites and personal benefits which did not exceed $10,000 in the aggregate for any named executive officer.

In accordance with SEC regulations, the Summary Compensation Table reports the aggregate grant date value of option and restricted stock awards in the fiscal year in which the award was made. Stock options vest and become exercisable one year from the date of grant. Restricted stock awards (other than Mr. Donnelly’s Sign-on Equity Award) are earned and become non-forfeitable in five equal installments beginning one year from the date of grant during periods of continued service as an employee, director or director emeritus. Stock option and restricted stock awards fully vest upon a change-in-control. Stock options vest upon a termination of employment due to death or disability. At the death or disability of the NEO, restricted stock awards vest as if the NEO had reached the next applicable vesting event. Recipients of restricted stock awards are entitled to receive dividends paid on the underlying restricted awards prior to vesting.

The Summary Compensation Table includes various miscellaneous income items under “All Other Compensation.” Under the Company’s 401(k) Plan, eligible employees may annually contribute between 2% and 10% of their compensation to their accounts in the 401(k) Plan. The Company generally matches employee contributions up to 3% of salary. The Company also makes a Safe Harbor contribution of 3% annually to eligible employees. In 2023, the Company made a discretionary contribution of 3% of salary. Since all eligible NEOs each contributed at least 3% of salary, a contribution of 9% was made to each of their accounts. The Company pays premiums on life insurance coverage for all eligible employees including the NEOs with insurance coverage of three times the base salary. Each NEO also participates in the Wayne Bank ESOP. In accordance with SEC regulations, the table excludes the value of certain perquisites and personal benefits which did not exceed $10,000 in the aggregate for any NEO.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information concerning outstanding equity awards of the NEOs at December 31, 2024. Shares and per share amounts have been restated for the 50% stock dividend declared August 8, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (1)
James O. Donnelly	—	—	$—	—	5,923 (2)	$161,165
					5,157 (3)	140,322
					1,500 (4)	40,815
					600 (7)	16,326
Vincent G. O’Bell	750	—	$22.37	12/13/26	1,500 (2)	$40,815
	1,500		32.81	12/12/27	1,200 (3)	32,652
	1,500		32.34	12/11/28	900 (4)	24,489
	1,500		36.02	12/10/29	600 (5)	16,326
	1,500		26.93	12/8/30
John F. Carmody	—	—	$—	—	1,500 (2)	$40,815
					1,200 (3)	32,652
					900 (4)	24,489
					600 (5)	16,326
					250 (6)	6,803

(1)	Based on fair market value of the Company common stock underlying the award ($27.21 per share) as of December 31, 2024.
(2)	Awards vest in five equal installments beginning on December 15, 2025.
(3)	Awards vest in five equal installments beginning on December 12, 2024.
(4)	Awards vest in five equal installments beginning on December 13, 2023.
(5)	Awards vest in five equal installments beginning on December 14, 2022.
(6)	Awards vest in five equal installments beginning on December 8, 2021.
(7)	Awards vest at a rate of 70% as of the one-year anniversary of the date of the grant, May 10, 2022, and then at the rate of 10% annually thereafter.

Employment Agreements

James O. Donnelly entered into an employment agreement with the Company and the Bank as of May 9, 2022. Pursuant to the agreement, Mr. Donnelly is employed as the President and Chief Executive Officer of the Bank and of the Company. Mr. Donnelly is paid a salary at the rate of $425,000 per annum or such higher amount as may be determined from time to time (“Base Salary”). The agreement is for the period commencing on May 9, 2022 (the “Effective Date”) and ending thirty-six (36) months thereafter, unless terminated earlier. On each annual anniversary date of the Effective Date, this agreement shall automatically be extended for an additional 12 months unless either party has beforehand provided the other party with written notice that this agreement shall not be extended at such time. Mr. Donnelly’s employment shall be for no definite period of time, and Mr. Donnelly, on one hand, and the Company and/or the Bank, on the other hand, may terminate such employment relationship at any time for any reason or no reason. Mr. Donnelly will participate in an equitable manner with all other senior management employees of the Bank and the Company in discretionary incentive compensation that the Boards of Directors of the Bank and the Company may award from time to time to their senior management employees.

Mr. Donnelly is eligible to participate in the employee benefits generally applicable to employees of the Bank, including: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, retirement, pension, and/or other present or future tax-qualified and non-tax-qualified plans sponsored by the Bank. The Company will provide Mr. Donnelly with application fees, bond costs and annual dues in connection with his membership at a local golfing and country club and such other private clubs, social, civic and community organizations that the Board of Directors of the Bank may reasonably determine during the term of employment hereunder. Mr. Donnelly will also be provided with the use of an appropriate, executive quality automobile with insurance, maintenance, fuel and all fees and costs paid by the Bank. Mr. Donnelly’s car may be replaced upon the sooner of three (3) years, 45,000 miles or projected excessive maintenance costs.

In the event that Mr. Donnelly’s employment is involuntarily terminated during the term of the agreement, absent termination for cause, or Mr. Donnelly terminates for “good reason” as defined in the agreement, he will receive severance compensation in a lump-sum payment equal to his base salary for the remaining term of the agreement, but in an amount not less than calculated for a period of 18 months or for more than a period of 24 months. In the event of Mr. Donnelly’s termination of employment following a Change in Control transaction, his severance compensation will be equal to:

(i) a severance benefit equal to 2.999 times his 5-year average annualized taxable compensation, plus

(ii) reimbursement for the cost of COBRA continuation for the coverage for Mr. Donnelly and his dependents in effect as of the date of such termination of employment that is available to Mr. Donnelly under the provisions of COBRA for a period of eighteen (18) months following termination of employment.

In 2023, this agreement was amended to provide that the calculation of the maximum severance payment associated with a termination of employment following a Change in Control transaction would exclude the taxable income associated with the grant, vesting or exercise of stock options or restricted stock awards reported in calendar years 2024 and thereafter.

The Company and the Bank have entered into an employment agreement with Mr. McCaffery that was effective as of June 24, 2024. Pursuant to the agreement, Mr. McCaffery is employed as the Executive Vice President and Chief Financial Officer the Company and the Bank. Mr. McCaffery will be paid a salary at the rate of $340,000 per annum or such higher amount as may be determined from time to time (“Base Salary”). The agreement is for the period commencing on June 24, 2024 (the “Effective Date”) and ending thirty-six (36) months thereafter, unless terminated earlier. On each annual anniversary date of the

Effective Date, the agreement will automatically be extended for an additional 12 months unless either party has beforehand provided the other party with written notice that the agreement shall not be extended at such time. Mr. McCaffery’s employment will be for no definite period of time, and Mr. McCaffery, on one hand, and the Company and/or the Bank, on the other hand, may terminate such employment relationship at any time for any reason or no reason.

Mr. McCaffery will be eligible to participate in the employee benefits generally applicable to employees of the Bank, including: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance and retirement plans. He will receive a $600 per month car allowance.

The agreement provides that for 2024, Mr. McCaffery will receive an award under the Bank’s Annual Cash Bonus Plan calculated at the target performance level of 25% or $85,000. He will receive $25,000 of such award in the form of Company common stock as a Sign-On Equity Award immediately following his commencement of employment, and the balance of such bonus award ($60,000) will be paid in cash during the first quarter of 2025. Future Annual Cash Bonus awards will be based upon established performance goals which will include both Company and individual goals.

Mr. McCaffery received a Sign-on Equity Award of 1,004 shares of Company Common Stock with a five-year vesting period at the rate of 20% per year beginning one year after the award date. The Sign-on Equity Award will provide for the acceleration of vesting of such award upon a change in control of the Company or the Bank or upon the involuntary termination of employment of Mr. McCaffery by the Company or the Bank, absent termination for Just Cause.

In the event of the involuntary termination of employment by the Bank, Mr. McCaffery will be entitled to receive a lump sum severance payment equal to the base salary then in effect that would be payable for a period of one year thereafter. All such severance amounts payable to Mr. McCaffery will be paid in one lump sum within ten (10) days of such termination of employment. Mr. McCaffery will be subject to a one-year non-competition and non-solicitation restriction following termination of employment as detailed in the agreement.

In the event that either (i) the Bank or the Company terminate Mr. McCaffery’s employment without his written consent and for any reason other than Just Cause within one year following a Change in Control transaction, or (ii) he voluntarily terminates employment within 90 days of an event that both occurs following a Change in Control and the reason for such termination constitutes Good Reason, the Bank shall pay Mr. McCaffery: (i) a severance benefit equal to 200% of the Base Salary in effect as of the date of such Change in Control, plus (ii) the payment of a pro rata payout under the annual cash bonus plan to be calculated for the plan year containing such change in control.

In the event that the Bank or the Company terminate the employment of Mr. McCaffery upon a determination by its Board of Directors that such termination of employment is as a result of Just Cause (as defined in the agreement), then no such severance payments will be due and payable to Mr. McCaffery in accordance with agreement.

Payments made to Mr. McCaffery and Mr. Donnelly following a termination of employment associated with a Change in Control transaction shall be reduced as necessary such that such payments will not exceed the amounts which are tax-deductible in accordance with Section 280G of the Internal Revenue Code.

Potential Payments Upon Retirement, Termination or Change-in-Control. As noted above, Mr. Donnelly and Mr. McCaffery would receive severance payments in connection with the termination of their employment under various circumstances, including following a change in control transaction.

Change in Control Severance Agreements. The Company has entered into a change in control severance agreement with Vincent G. O’Bell and John F. Carmody. Each agreement provides that the executive would be entitled to a severance payment equal to one times his then-current base salary in the event of an involuntary termination without just cause or a voluntary termination with good reason during the period beginning six months prior and ending one year after a change in control. The agreement also provides that each executive may voluntarily terminate his employment for any reason within 30 days following a change-in-control transaction and receive such severance payments. Such severance payments following a change in control transaction will not exceed the tax-deductible limits under Section 280G of the Code equal to three times the five-year average of his total taxable annual compensation less $1.00. The Company has discussed that at the time of any future extension of these agreements, it intends to limit the payment of any change in control severance payments under such agreements to only upon an involuntary termination or a voluntary termination for good reason, and removing the right of the executive to voluntarily terminate his employment for any reason within thirty days of a change of control and receive such severance benefits.

Salary Continuation Plans. Upon a separation of service from Wayne Bank at the Normal Retirement Age of 65, Wayne Bank is obligated to pay to Mr. Donnelly the Normal Retirement Benefits specified in his Salary Continuation Agreement in monthly installments for a period of fifteen (15) years. The Normal Retirement Benefits for Mr. Donnelly is $125,000. If Mr. Donnelly has a separation from service (other than in connection with a Change in Control or a termination for cause) or becomes disabled prior to reaching Normal Retirement Age, he is eligible for a reduced annual benefit equal to the annual retirement benefit accrued through the date of separation or disability payable in monthly installments for a period of fifteen (15) years beginning at Normal Retirement Age or the month after disability, as the case may be. In the event of a Change in Control occurring prior to a separation from service, disability or Normal Retirement Age, Mr. Donnelly is entitled to receive an annual benefit equal to their Normal Retirement Benefit in equal monthly installments for 15 years commencing the month following Normal Retirement Age in lieu of any other benefit under the Salary Continuation Agreement. In the event of an Executive’s death before separation from service, disability or a Change in Control, the Normal Retirement Benefit will be paid to Mr. Donnelly’s beneficiary over 15 years commencing the month following Mr. Donnelly’s death. In the event of Mr. Donnelly’s death after qualifying for benefits under the Salary Continuation Agreement but before Normal Retirement Age, Wayne Bank will pay Mr. Donnelly’s beneficiary the same amount and for the same period as Wayne Bank would have been required to pay Mr. Donnelly at Normal Retirement Age but payments will commence the month following Mr. Donnelly’s death. Mr. Donnelly will not be entitled to receive any benefits under the Salary Continuation Agreement in the event of termination for cause. The Salary Continuation Agreement requires Mr. Donnelly to comply with certain non-competition and non-solicitation restrictions following a termination of employment as a condition to the receipt of benefits.

The Company has also entered into a Salary Continuation Agreement with John F. Carmody, Executive Vice President and Chief Credit Officer. The Salary Continuation Agreement is intended to provide benefits to Mr. Carmody upon retirement, death, or disability, or in the event of a Change in Control (as defined in his Salary Continuation Agreement). Upon a separation of service from the Bank at the Normal Retirement Age of 65, the Bank will be obligated to pay to Mr. Carmody the Normal Retirement Benefits specified in the Salary Continuation Agreement in monthly installments for a period of fifteen (15) years. The Normal Retirement Benefit for Mr. Carmody is $48,000 per annum. If Mr. Carmody continues working past the Normal Retirement Age, he will earn an increased benefit for each month worked up to age 67. If he separates from service (other than in connection with a Change in Control or a termination for cause) or becomes disabled prior to reaching Normal Retirement Age, he will be eligible for a reduced annual benefit equal to the annual retirement benefit accrued through the date of separation or disability payable in monthly installments for a period of fifteen (15) years beginning at Normal Retirement Age or the month after disability, as the case may be. In the event of a Change in Control occurring prior to a separation from service, disability or Normal Retirement Age, Mr. Carmody will be entitled to receive an annual benefit equal to his Normal Retirement Benefit in equal monthly installments for 15 years commencing the month following Normal Retirement Age in lieu of any other benefit under the Salary Continuation Agreement. In the event of a Change in Control occurring after Normal Retirement Age but prior to a separation from service or disability, the Bank will pay Mr. Carmody an annual benefit equal to the annual retirement benefit accrued through the date of the Change in Control for 15 years commencing the month following the Change in Control. In the event of Mr. Carmody’s death before separation from service, disability or a Change in Control, the Normal Retirement Benefit will be paid to Mr. Carmody’s beneficiary over 15 years commencing the month following Mr. Carmody’s death. If death occurs after Normal Retirement Age but prior to separation from service, disability or a Change in Control, the death benefit will be increased for each month worked up to age 67. If death occurs after retirement but prior to receipt of all payments due and owing under the Salary Continuation Agreement, payments will continue to be made in the same amounts and at the same times to Mr. Carmody’s beneficiary. In the event of Mr. Carmody’s death after qualifying for benefits under the Salary Continuation Agreement but before Normal Retirement Age, the Bank will pay Mr. Carmody’s beneficiary the same amount and for the same period as the Bank would have been required to pay Mr. Carmody at Normal Retirement Age but payments will commence the month following Mr. Carmody’s death. Mr. Carmody will not be entitled to receive any benefits under the Salary Continuation Agreement in the event of termination for cause. The Salary Continuation Agreement requires Mr. Carmody to comply with certain non-competition and non-solicitation restrictions following a termination of employment as a condition to the continued receipt of benefits.

2014 and 2024 Equity Incentive Plans. In 2024, the Company implemented the 2024 Equity Incentive Plan permitting the grant of stock options and stock awards to officers, employees and directors. Stock awards are typically granted annually as part of the individual performance review process. This takes place at the Compensation Committee Meeting in the fourth quarter. The full board ratifies the actions of the Compensation Committee in December and establishes the award grant date. The exercise price of stock options is based upon the last sale price of the Company’s stock at the closing on the effective date of grant or if there is no trading on such date then the last trading day prior to such date of grant. In 2024, a total of 33,000 options were granted to selected employees under the 2014 and 2024 Equity Incentive Plans. Such options granted in 2024 represent 0.36% of total shares outstanding as of December 31, 2024.

In 2024, a total of 11,427 shares of restricted stock were awarded under the 2014 and 2024 Equity Incentive Plans to executive officers and directors. NEOs received 8,923 stock awards in 2024, as follows:

Name	Stock Award
James O. Donnelly	5,923 Shares
Vincent G. O’Bell	1,500 Shares
John F. Carmody	1,500 Shares

Annual Cash Incentive Plan. Since 2019, the annual cash incentive program for NEOs has been based upon pre-defined performance criteria and attainment of such performance during the fiscal year. Depending on the Company’s targeted performance measures for the year, the Committee establishes a cash incentive bonus pool generally based on a percentage of pre-tax earnings. Specific bonus amounts are awarded to each NEO based on attainment of pre-determined financial performance targets and individual performance goals as determined by the Committee. Discretionary cash bonuses are also distributed to employees at all levels based on merit as determined by the President and approved by the Committee at the end of the fiscal year. Any adjustments to the financial performance measures utilized to determine the bonus pool for a plan year must be approved by the Board of Directors. Effective in 2023, the Company adopted an Incentive-Based Compensation Recovery Policy to enable the Company to seek recover of any erroneously awarded compensation.

Historically, this bonus pool percentage has varied from 3.0% to 5.3% of pre-tax earnings. For 2024, the Board approved a bonus pool in December 2024 equal to $1,500,000, even though net income for the year was negative. Awards from the bonus pool were distributed to all NEOs within the discretion of the Compensation Committee and to other officers and employees. The Committee retains the authority to reduce bonus awards if it determines that excessive risk has been taken in obtaining such performance or if significant regulatory issues exist with respect to such performance. Cash bonuses approved by the Committee in December 2024 for the NEOs were made based on the Committee’s discretion and its assessment of individual performance as follows:

Name	Bonus	% of Base Salary
James O. Donnelly	$134,500	25%
Vincent G. O’Bell	$58,000	24%
John F. Carmody	$56,332	24%

401(k) Plan and ESOP. The Bank maintains a defined contribution profit-sharing and 401(k) Plan which is open to all employees over the age of 21 who have met the eligibility requirements. The 401(k) Plan permits employees to make pre-tax contributions of between 2% and 10% of their compensation to their accounts in the 401(k) Plan, and Wayne Bank will match the first 3% of the contribution. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options or vehicles available. The Bank also sponsors the ESOP which provides for retirement benefits to all employees who have met the eligibility requirements. Under the ESOP, shares of Company common stock are allocated to participants’ accounts as they become available based upon Company contributions to the plan. The Bank did not make any contributions to the ESOP in 2024. Benefits are paid following termination of employment either in shares of the Company common stock or in cash.

Executive Elective Deferral Plan. The Company and the Bank have approved an Executive Elective Deferral Plan (the “Executive Plan”) which permits a select group of its management and highly compensated employees to participate in a non-qualified deferred compensation plan. The Executive Plan enables participants to voluntarily defer a portion of the receipt of their base salary and cash bonus payments to be earned in the future. The election to defer future salary amounts or bonus amounts payable in 2025 or future years must be made in writing prior to the beginning of the respective calendar year of deferrals. The Executive Plan will conform to the requirements of Internal Revenue Code Section 409A and related regulations regarding non-qualified deferred compensation arrangements and limits changes in the time and form of payment of benefits under the Executive Plan once these elections are made by a participant upon his or her election to participate in the Executive Plan for a specific calendar year. Amounts deferred by the participant will be credited with annualized interest earnings equal to the Wall Street Journal prime rate plus 200 basis points determined on the last business day of the immediately preceding the plan year, with a maximum earnings rate of 9% and a minimum earnings rate of 2%. Such earnings rate will be retroactively reduced to 2% annualized in the event that the participant violates the non-compete and non-solicitation restrictions under the Executive Plan. The amounts payable to Executive Plan participants will be an unsecured liability of the Bank.

Pay vs Performance. Regulations adopted by the SEC require companies to disclose information reflecting the relationship between executive compensation actually paid by a company and the company’s financial performance. The table below specifies executive compensation paid to James O. Donnelly, the Company’s Principal Executive Officer (“PEO”) and the other NEOs for the Company’s three most recently completed fiscal years, and selected financial performance measures for the Company’s three most recently completed fiscal years. The methodology for calculating amounts presented in the columns “Compensation Actually Paid to PEO” [column (d)] and “Average Compensation Actually Paid to Non-PEO NEOs” [column (f)], including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table Totals Compensation to arrive at the values presented for Compensation Actually Paid, are provided in the footnotes to the table below. With respect to the financial performance measure, the table includes the Company’s cumulative total shareholder return (TSR) and net income as noted in the Company’s audited financial statements. Also, below is a description of the relationships between the executive compensation actually paid and the Company’s cumulative Total Shareholder Return and Net Income for the periods noted in the table.

Pay vs Performance Table

Year	PEO	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO		Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs		Value of Initial Fixed $100 Investment Based on Total Shareholder Return ( (5)		Net Income
(a)	(b)	(c)	(d)		(e)	(f)		(g)		(h)
2024	James O. Donnelly	$874,697	$645,166	(1)(3)	$369,474	$309,820	(2)(4)	$118.99	(6)	$(160,000)
2023	James O. Donnelly	$816,435	$633,359		$414,108	$374,382	(2)	$135.81	(6)	$16,759,106
2022	James O. Donnelly	$560,315	$424,005		$426,979	$400,990	(2)	$133.08	(6)	$29,232,618
	Lewis J. Critelli	$729,153	$672,067		$426,979	$400,990	(2)	$133.08	(6)	$29,232,618

(1)
For Mr. Donnelly, Actual Compensation paid to the PEO in 2024 [column (d)] is less than the Summary Compensation Table (“SCT”) Total [column (c)] as reported for the corresponding year in the “Total” column of the SCT resulting from adjustments in equity award values. See Footnote 3.

(2)
For
the Non-PEO NEOs,
Average Compensation Actually Paid in 2024 [column (f)] is less than the Average SCT Total [column (e)] as reported for the corresponding year in the “Total” column of the SCT resulting from adjustments in equity award values. See Footnote 4.
The Non-PEO NEOs
for 2024 were: Vincent G. O’Bell and John F. Carmody.. The
Non-PEOs
in 2023 were: William Lance and Vincent O’Bell. The
Non-PEOs
in 2022 were William Lance and Robert J. Mancuso.

(3)
Equity Award Adjustments for the PEO (Mr. Donnelly):
 The following table sets forth the adjustments made during the 2024 year to the SCT “Total Compensation” column in the Pay vs Performance Table to arrive at compensation “actually paid” to our PEO (Mr. Donnelly) during the 2024 year presented:

Adjustments to Determine Compensation “Actually Paid” for the PEO (Mr. Donnelly)	2024
Deduction for Amounts Reported under the ‘Stock Awards’ Column in the SCT	$(161,402)
Deduction for Amounts Reported under the ‘Option Awards’ Columns in the SCT	—
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$19,220
Increase for Fair Value of Awards Granted during year that Vest during year	—
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(41,407)
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(7,507)
Deduction of Fair Value of Awards Granted Prior to year that were forfeited during year	—
Increase based upon Incremental Fair Value of Awards Modified during year	—
Increase based on Dividends or Other Earnings Paid during the year prior to Vesting Date of Award	$13,735

Total Adjustments	$(229,531)

(4)
Equity Award Adjustments for the Average
 Non-PEO
 NEO Compensation Actually Paid:
 The following table sets forth the adjustments made during the 2024 year to the SCT “Total Compensation” column in the Pay vs Performance Table to arrive at average compensation “actually paid” to our Non-PEO NEOs
during the 2024 year presented:

Adjustments to Determine Average Compensation “Actually Paid” for the Non-PEO NEOs	2024
Deduction for Amounts Reported under the ‘Stock Awards’ Column in the SCT	$(40,875)
Deduction for Amounts Reported under the ‘Option Awards’ Columns in the SCT	—
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$(4,868)
Increase for Fair Value of Awards Granted during year that Vest during year	—
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$(11,410)
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$(2,502)
Deduction of Fair Value of Awards Granted Prior to year that were forfeited during year	—
Increase based upon Incremental Fair Value of Awards Modified during year	—
Increase based on Dividends or Other Earnings Paid during the year prior to Vesting Date of Award	$4,770

Total Adjustments	$(59,654)

(5)
Cumulative total shareholder return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Cumulative total shareholder return (TSR) for the period December 31, 2021 through December 31, 2024 is 18.99%. An investment of $100.00 as of December 31, 2021 would have a value of $118.99 as of December 31, 2024. Cumulative TSR for the period December 31, 2021 through December 31, 2023 is 35.81%. An investment of $
100.00
as of December 31, 2021 would have a value of $135.81 as of December 31, 2023. Cumulative TSR for the period December 31, 2021 through December 31, 2022 is 33.08%. An investment of $100.00 as of December 31, 2021 would have a value of $133.08 as of December 31, 2022.

The Compensation Committee of the Board of Directors of the Company does not have a policy or practice of evaluating cumulative total shareholder return as part of its determination of compensation decisions for the named executive officers. The Compensation Committee reviews various compensation surveys and other market data to ensure the competitiveness of its executive compensation. The Compensation Committee annually establishes a cash incentive bonus pool typically based on a percentage of pre-
tax
earnings. Specific bonus amounts are awarded to each NEO following a review of pre-determined
Company and individual performance targets as determined by the Compensation Committee. For 2024, the Board approved a bonus pool in December 2024 equal to $1,500,000, even though net income for the year was negative. Awards from the bonus pool were distributed to the NEOs within the discretion of the Compensation Committee. Typically, cash bonuses will have a relationship with the Company’s net income based upon the annual bonus pool funding percentage of pre-tax
earnings, however, net income is not the sole measurement criteria in establishing the bonus pool, and in years in which Company net income is negative, the relationship between net income and the bonus pool will be within the discretion of the Board of Directors. As detailed in the Pay vs Performance Table, Net Income in 2024 decreased by approximately 101% or $15.4 million from the average Net Income from 2022 to 2024. The Average Compensation Actually Paid to the
Non-PEO
NEOs decreased by approximately 22.7% from 2022 to 2024. The Average Compensation Paid for the position of PEO decreased by approximately 13.4% from 2022 to 2024.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the Company’s directors who are not NEOs for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards(1)	All Other Compensation(2)	Total
Dr. Andrew A. Forte	$82,500	$22,481	$—	$75	$105,056
Susan Campfield	79,500	22,481	—	75	102,056
Meg L. Hungerford	79,500	22,481	—	2,755	104,736
Kevin M. Lamont	85,500	22,481	—	76	108,057
Ralph A. Matergia	79,500	22,481	—	53	102,034
Kenneth A. Phillips	80,250	22,481	—	53	102,784
Jeffrey S. Gifford	81,750	22,481	—	75	104,306
Alexandra K. Nolan	84,750	22,481	—	75	107,306
Lewis J. Critelli	99,000	22,481	—	93	121,574
Ronald R. Schmalzle	30,750	22,481	—	—	53,231

(1)

Based on the aggregate grant date for value of the award computed in accordance with FASB ASC Topic 718. For assumptions used, see Note 12 of Notes to Consolidated Financial Statements in the Annual Report on Form 10-K. The grant-date fair value of restricted stock awards was equal to the fair market value of the Company common stock underlying the award on the date of grant. As of December 31, 2024, directors who are not NEOs held the following number of stock option awards and unvested restricted stock awards. Share amounts have been restated for the 50% stock dividend declared August 8, 2017.

Name	Stock Option Awards	Restricted Stock Awards
Dr. Andrew A. Forte	—	2,025
Ronald R. Schmalzle	—	825
Susan Campfield	—	2,025
Meg L. Hungerford	—	2,025
Kevin M. Lamont	—	2,025
Ralph A. Matergia	—	2,025
Kenneth A. Phillips	—	2,025
Jeffrey S. Gifford	—	2,025
Alexandra K. Nolan	—	2,025
Lewis J. Critelli	—	5,005

(2)	Consists of the value of life insurance premiums paid by the Company for the benefit of the director. For Ms. Hungerford, also includes long-term care policy premium of $2,648 paid in 2024.

Directors who are not full-time employees receive a fee of $750 for each meeting of the Company’s board of directors attended. Each director of the Company is also a director of Wayne Bank and receives fees accordingly. James O. Donnelly, President and Chief Executive Officer, does not receive board or committee fees for his participation thereon. Each non-employee member of Wayne Bank’s board of directors receives a retainer of $5,250 per month. Mr. Critelli receives an additional monthly retainer of $1,250 for his service as Chairman. In addition, fees are paid for various committee meetings as follows: Trust Committee ($750); Audit Committee ($750); Compensation Committee ($750); and Loan Committee ($750). For the fiscal year ended December 31, 2024, fees paid to all directors totaled approximately $783,000. The Company pays for life insurance coverage up to $50,000 for each non-employee director.

Director Deferred Fee Plan. The Company and the Bank have approved a Director Deferred Fee Plan (the “Director Plan”) which permits directors of the Company and the Bank who are not employees to participate in a non-qualified deferred compensation plan. The Director Plan enables participants to voluntarily defer a portion of the receipt of their cash compensation to be received as fees as a board retainer, for board meetings and committee meetings to be earned in the future. The election to defer future fees payable in 2025 or future years must be made in writing prior to the beginning of the respective calendar year of deferrals. The Director Plan will conform to the requirements of Internal Revenue Code Section 409A and related regulations regarding non-qualified deferred compensation arrangements and limits changes in the time and form of payment of benefits under the Director Plan once these elections are made by a participant upon his or her election to participate in the plan for a specific calendar year. Amounts deferred by the participant will be credited with annualized interest earnings equal to the Wall Street Journal prime rate plus 200 basis points, determined on the last business day of the immediately preceding Plan Year, with a maximum earnings rate of 9% and a minimum earnings rate of 2%. Such earnings rate will be retroactively reduced to 2% annualized in the event that the participant violates the non-compete and non-solicitation restrictions under the Director Plan. The amounts payable to Director Plan participants will be an unsecured liability of the Company and the Bank.

Pursuant to the 2024 Equity Incentive Plan, 825 shares of restricted stock were awarded to each Outside Director on December 24, 2024. The restricted stock awards vest and become non-forfeitable in five equal installments beginning one year from the date of grant during periods of continued service as an Outside Director or director emeritus. Restricted stock awards will vest immediately upon a change in control of the Company. Upon the death or disability of the director, the award will be deemed earned and non-forfeitable as if the director had attained the next applicable vesting event. Any portion of stock awards that remain unearned would be forfeited. Directors are entitled to receive all dividends paid on shares underlying restricted stock awards.

RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Bank, their families and their affiliates are customers of the Bank. Any transactions with such parties including loans and commitments are made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons unrelated to the lender, and do not include more than the normal risk of collectability or present other unfavorable features. The Bank has adopted written policies and procedures for the approval of loans to directors and executive officers. All loans to directors and executive officers are approved by the entire Board of Directors in advance with the director or executive officer abstaining from participating directly or indirectly in the voting.

PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

S.R. Snodgrass, P.C. was the Company’s independent auditors for the 2024 fiscal year. The Board of Directors has appointed S.R. Snodgrass, P.C. to be its independent auditors for the fiscal year ending December 31, 2025, subject to ratification by the Company’s stockholders. The engagement of S.R. Snodgrass, P.C. was approved in advance by the Audit Committee. A representative of S.R. Snodgrass, P.C. is expected to be available online at the virtual Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if the representative so desires.

Audit Fees. The aggregate fees billed by the Company’s principal accountant for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2024 and 2023 were $556,107 and $249,039, respectively.

Audit Related Fees. The aggregate fees billed by the Company’s principal accountant for assurance and related services in connection with the performance of the employee benefit plan audit and, in 2023, for fees related to the adoption of ASU No. 2016-13 (“CECL”), for the years ended December 31, 2024, and 2023 were $13,260 and $41,995, respectively.

Tax Fees. The aggregate fees billed by the Company’s principal accountant for professional services rendered for preparation of state and federal tax returns and other tax matters for the years ended December 31, 2024, and 2023 were $30,317 and $26,810, respectively.

All Other Fees. The aggregate fees billed by the Company’s principal accountant for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the years ended December 31, 2024, and 2023 were $0.

The Audit Committee reviews and pre-approves all audit-related and non-audit related services to be performed by the independent auditors. The Audit Committee may establish policies and procedures regarding pre-approval of audit and permissible non-audit services performed by the independent auditors, provided that policies and procedures are detailed as to the particular service and do not result in the delegation of the Audit Committee’s responsibilities to management. The Chairman of the Audit Committee has been delegated authority to pre-approve audit and non-audit related services in lieu of the full Audit Committee. The Chairman of the Audit Committee must present any previously approved engagements to the full Audit Committee at the next scheduled meeting.

During the year-ended December 31, 2024, all audit and non-audit related services performed by the independent auditors were pre-approved by the Audit Committee. No services were approved pursuant to the de minimis exception of the Sarbanes-Oxley Act of 2002 and SEC regulations thereunder.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended December 31, 2024, the Audit Committee: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the Company’s independent auditor, S.R. Snodgrass, P.C., all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and the letter from S.R. Snodgrass, P.C. as required by applicable requirements of the Public Company Accounting Oversight Board regarding S.R. Snodgrass, P.C.’s communications with the Audit Committee concerning independence and has discussed with S.R. Snodgrass, P.C. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Audit Committee:

Dr. Andrew A. Forte – Chairman

Jeffrey S. Gifford

Meg L. Hungerford

Ralph A. Matergia

Dr. Kenneth A. Phillips

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2025, stockholder proposals must be submitted to the Secretary at the Company’s office, 717 Main Street, Honesdale, Pennsylvania 18431, on or before November 18, 2025. Under the Articles of Incorporation, in order to be considered for possible action by stockholders at the 2025 annual meeting of stockholders, stockholder nominations for director and stockholder proposals not included in the Company’s proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than February 21, 2026.

OTHER MATTERS

The Board of Directors does not know of any other matters that are likely to be brought before the Annual Meeting. If any other matters, not now known, properly come before the Annual Meeting or any adjournments, the persons named in the enclosed proxy card, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

MISCELLANEOUS

The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses that they incur in forwarding proxy materials to the beneficial owners of Common Stock. In addition to soliciting proxies by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

The Company’s Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are being mailed to stockholders together with this Proxy Statement. Except to the extent specifically incorporated by reference, the Annual Report and Form 10-K are not to be treated as part of the proxy solicitation material nor as having been incorporated by reference herein.

BY ORDER OF THE BOARD OF DIRECTORS

John M. McCaffery
Secretary

Honesdale, Pennsylvania

March 18, 2025

MMMMMMMMMMMMMMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! 000001 ADD 2 ADD 3 You may vote online or by phone instead of mailing this card. ADD 4MMMMMMMMM ADD 5 Online ADD 6 Go to www.investorvote.com/NWFL or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.investorvote.com/NWFL 2025 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the nominees, and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold For Withhold 01—Dr. Andrew A. Forte 02—Ralph A. Matergia 03—Alexandra K. Nolan For Against Abstain 2. To ratify the appointment of S.R. Snodgrass, P.C. as our independent auditors for the fiscal year ending December 31, 2025. In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. MMMMMMM 1 UPX 646092Date (mm/dd/yyyy) — Please print date below. 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND Signature 1 — Please keep signature within the box. MR A SAMPLE AND MR A SAMPLE AND Signature 2 — Please keep signature within the box. MR A SAMPLE AND MR A SAMPLE AND

2025 Annual Meeting of Stockholders of Norwood Financial Corp The 2025 Annual Meeting of Shareholders of Norwood Financial Corp will be held on April 22, 2025, at 11:00 a.m. local time, virtually via the Internet at https://meetnow.global/MUGA5N4. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.investorvote.com/NWFL Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NWFL q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy—Norwood Financial Corp Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting—April 22, 2025 The undersigned hereby appoints the official proxy committee of the Board of Directors of Norwood Financial Corp (the “Company”) with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders (the “Meeting”), to be held virtually on Tuesday, April 22, 2025, at 11:00 a.m., local time, and at any and all adjournments thereof, as indicated on the reverse side of this proxy. For ESOP participants: This card hereby instructs the Trustees of the Wayne Bank Employee Stock Ownership Plan (“ESOP”) to vote all shares of common stock allocated to the account of the undersigned in the ESOP as indicated on the reverse side at the Meeting. The deadline for ESOP participants to submit this voting instruction form by mail is April 17, 2025. THIS SIGNED PROXY CARD WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2. FOR ESOP PARTICIPANTS, IF YOU RETURN THIS FORM PROPERLY SIGNED, BUT YOU DO NOT OTHERWISE SPECIFY, OR IF YOU DO NOT RETURN THIS FORM, YOUR SHARES WILL BE VOTED BY THE TRUSTEES IN A MANNER PROPORTIONATE TO THE VOTING DIRECTIONS OF THE ALLOCATED SHARES TIMELY RECEIVED FROM THE ESOP PARTICIPANTS, SUBJECT TO THE FIDUCIARY DUTY OF THE TRUSTEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Should the undersigned be present and elect to vote at the Meeting, or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy. The undersigned acknowledges receipt from the Company prior to the execution of this proxy, of Notice of the Meeting, a proxy statement dated March 18, 2025 and a 2024 Annual Report on Form 10-K. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. A

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proposals — The Board of Directors recommends a vote FOR all the nominees, and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold For Withhold 01—Dr. Andrew A. Forte 02—Ralph A. Matergia 03—Alexandra K. Nolan For Against Abstain 2. To ratify the appointment of S.R. Snodgrass, P.C. as our independent auditors for the fiscal year ending December 31, 2025. In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.investorvote.com/NWFL q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy—Norwood Financial Corp Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting—April 22, 2025 The undersigned hereby appoints the official proxy committee of the Board of Directors of Norwood Financial Corp (the “Company”) with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders (the “Meeting”), to be held virtually on Tuesday, April 22, 2025, at 11:00 a.m., local time, and at any and all adjournments thereof, as indicated on the reverse side of this proxy. For ESOP participants: This card hereby instructs the Trustees of the Wayne Bank Employee Stock Ownership Plan (“ESOP”) to vote all shares of common stock allocated to the account of the undersigned in the ESOP as indicated on the reverse side at the Meeting. The deadline for ESOP participants to submit this voting instruction form by mail is April 17, 2025. THIS SIGNED PROXY CARD WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2. FOR ESOP PAcRTICIPANTS, IF YOU RETURN THIS FORM PROPERLY SIGNED, BUT YOU DO NOT OTHERWISE SPECIFY, OR IF YOU DO NOT RETURN THIS FORM, YOUR SHARES WILL BE VOTED BY THE TRUSTEES IN A MANNER PROPORTIONATE TO THE VOTING DIRECTIONS OF THE ALLOCATED SHARES TIMELY RECEIVED FROM THE ESOP PARTICIPANTS, SUBJECT TO THE FIDUCIARY DUTY OF THE TRUSTEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Should the undersigned be present and elect to vote at the Meeting, or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy. The undersigned acknowledges receipt from the Company prior to the execution of this proxy, of Notice of the Meeting, a proxy statement dated March 18, 2025 and a 2024 Annual Report on Form 10-K. (Items to be voted appear on reverse side)